EXHIBIT 16.1

May 14, 2009

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:      ALL Fuels & Energy Company
Commission File Number 000-29417

Gentlemen:

We have read the statements under Item 4.01 of the Current Report on Form 8-K to be filed with the Securities and Exchange Commission, regarding this firm’s declining to stand for re-election. We agree with all statements pertaining to us.

Very truly yours,

/s/ FARMER, FUQUA & HUFF,

P.C.Farmer, Fuqua & Huff, P.C.
Plano, Texas